UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Estimated Assets Under Management and Management Fee-Generating Assets Under Management as of December 31, 2012

Oaktree Capital Group, LLC (the “Company,” “we” or “us”) is making this disclosure contemporaneous with our periodic update of information in our fund presentation materials and on our website. The information presented below remains subject to potential adjustment until completion of the forthcoming fourth quarter 2012 financial report. As previously announced in our press release on January 16, 2013, we will report fourth quarter and full year 2012 financial results prior to the opening of the New York Stock Exchange on Thursday, February 14, 2013.

The term “assets under management,” or AUM, generally refers to the assets we manage and equals the net asset value of our funds, plus the undrawn capital that we are entitled to call from investors in those funds pursuant to their capital commitments and fund-level leverage that generates management fees. The term “management fee-generating assets under management” reflects AUM on which we earn management fees for the following quarter. It excludes (i) certain AUM , such as differences between AUM and committed capital or cost basis for most closed-end funds, (ii) the investments we make in our funds as general partners, (iii) undrawn capital commitments to funds for which management fees are based on net asset value or drawn capital, (iv) contributed capital and capital commitments to closed-end funds that have not yet commenced their investment periods, (v) closed-end funds that are beyond the term during which they pay management fees, and (vi) AUM in restructured and liquidating evergreen funds for which management fees were waived.

As of December 31, 2012, the estimated AUM was $77.1 billion, a decrease of $3.9 billion from $81.0 billion as of September 30, 2012. The estimated management fee-generating AUM was $66.8 billion as of December 31, 2012, an increase of $0.6 billion from $66.2 billion as of September 30, 2012.

The information in this Current Report is “furnished” but not “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-Looking Statements

This Current Report may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which reflect the current views of the Company with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Any forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the section captioned “Risk Factors” in the Company’s prospectus dated April 11, 2012, which was filed with the SEC on April 12, 2012 in accordance with Rule 424(b) of the Securities Act, and in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each of which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause the Company’s actual results to differ materially from the expectations described in its forward-looking statements.

Any forward-looking statements speak only as of the date of this Current Report. Except as required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2013	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ David M. Kirchheimer
		Name:	David M. Kirchheimer
		Title:	Chief Financial Officer, Chief Administrative Officer and Principal